Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Cardiff Oncology, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2021, relating to the financial statements of Cardiff Oncology, Inc. (the “Company”), appearing in the Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Diego, California
March 12, 2021